UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2015

CIRCOR INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-14962	04-3477276
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

30 CORPORATE DRIVE, SUITE 200
BURLINGTON, MASSACHUSETTS 01803-4238
(Address of principal executive offices) (Zip Code)

(781) 270-1200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

The information set forth under Item 4.02 of this Form 8-K is hereby incorporated by reference into this Item 2.02.

By press release dated November 9, 2015 CIRCOR International, Inc. (the “Company”) announced its financial results for the three months and nine months ended October 4, 2015. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02 of Form 8-K and the Exhibits 99.1 & 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference into any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by special reference in such filing.

In the press release and accompanying supplemental information, the Company uses the following non-GAAP financial measures: free cash flow, adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (EPS), EBITDA, adjusted EBITDA, net revenue excluding divestitures, organic revenue change, and adjusted EPS excluding divestitures.

Management of the Company believes that free cash flow (defined as net cash flow from operating activities, less net capital expenditures) is an important measure of its liquidity as well as its ability to service long-term debt, fund future growth and to provide a return to shareholders. We also believe this free cash flow definition does not have any material limitations.

The following non-GAAP measures are provided because management believes these measurements are useful for investors and financial institutions to analyze and compare companies on the basis of operating performance:

•
Adjusted operating income (defined as operating income, excluding intangible amortization from acquisitions completed subsequent to December 31, 2014, the impact of restructuring related inventory, impairment and special charges/gains).

•	Adjusted operating margin (defined as adjusted operating income divided by net revenues).

•
Adjusted net income (defined as net income, excluding intangible amortization from acquisitions completed subsequent to December 31, 2014, special charges/gains including the impact of restructuring related inventory charges, and impairments, net of tax).

•
Adjusted EPS (defined as earnings per common share diluted, excluding the per share impact of intangible amortization from acquisitions completed subsequent to December 31, 2014, special charges/gains including the impact of restructuring related inventory charges, and impairments, net of tax).

•	EBITDA (defined as net income plus net interest expense, provision for income taxes, depreciation and amortization).

•	Adjusted EBITDA (defined as EBITDA plus special charges/gains including the impact of restructuring related inventory charges, and impairments, net of tax).

•	Net revenues excluding divestitures (defined as revenue excluding divested businesses).

•
Organic revenue change (defined as the current period change in revenue excluding the impact of business acquired until the one year anniversary of the acquisition, changes in foreign exchange rates and divested businesses).

•	Adjusted EPS excluding divestitures (defined as adjusted EPS excluding the EPS impact from divested businesses).

Management believes pro-forma non-GAAP measures are important for investors to consider when evaluating the Company's outlook. Free cash flow, adjusted operating income, adjusted operating margin, adjusted net income, adjusted EPS, EBITDA, adjusted EBITDA, net revenues excluding divestitures, organic revenue change, and adjusted EPS excluding divestitures are not measures for financial performance under GAAP and should not be construed as a substitute for cash flows, operating income, net income or earnings per share. These non-GAAP measures may not necessarily be comparable to similarly titled measures used by other companies. A reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure is provided in the supplemental information table titled “Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms” which is included as an attachment to the press release in Exhibit 99.1.

This Current Report on Form 8-K contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”) and releases issued by the SEC. Statements in this Form 8-K that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to the restatement of the Company’s previously issued consolidated financial statements and the identification of a material weakness in the Company’s internal control over financial reporting described in Item 4.02 below. Forward looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the ability of the Company to remediate the material weakness related to its internal control over financial reporting as described in this Form 8-K, the impact on historical financial statements of any known or unknown accounting errors, and the magnitude of any restatements to the Company’s financial statements. The Company advises you to read further about certain of these and other risk factors set forth in Part I, Item 1A, “Risk Factors” of the Company’s Annual Report filed on Form 10-K for the year ended December 31, 2014, together with subsequent reports the Company has and will file with the SEC on Forms 10-Q and 8-K, and amendments thereto, which may supplement, modify, supersede, or update those risk factors. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a) On November 3, 2015, the audit committee of the Board of Directors of the Company, after discussion with the Company’s management and its independent registered public accounting firm, PricewaterhouseCoopers LLP, concluded that the consolidated financial statements for the three and six months ended July 5, 2015 included in the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 5, 2015, should no longer be relied upon because the previously filed consolidated financial statements did not properly state certain accounts receivable and certain taxes (primarily the Value Added Tax Recoverable) related to the Company’s Brazil operations. The adjustments to correct these errors result in: (i) as of July 5, 2015, a decrease in Accounts Receivable and Prepaid expenses and other current assets of $1.9 million and $0.6 million, respectively; and (ii) a decrease in both Operating Income and Net Income of $2.5 million for the three and six months ended July 5, 2015.

The Company has identified other immaterial errors in the Company’s consolidated financial statements related to the Brazil operations for the fiscal quarter ended April 5, 2015. The adjustments to correct these errors result in a decrease in Net Income from $9.6 million to $8.9 million and in Operating Income from $13.0 million to $12.3 million for the three months ended April 5, 2015. In addition, during the three-months ended July 5, 2015, the Company identified that it incorrectly classified certain items on the statement of cash flows for the quarter ended April 5, 2015. This resulted in overstating operating cash flows, overstating investing cash flows, and understating financing cash flows by $2.8 million, $0.6 million, and $3.4 million, respectively. The Company will correct these errors in future filings where financial information for the fiscal quarter ended April 5, 2015 is included through the revision of the previously issued April 5, 2015 financial statements.

As a result of these adjustments related to the restatement and revision noted above, as of July 5, 2015, retained earnings decreased from $263.3 million to $260.1 million and total current assets decreased from $460.0 million to $456.6 million.

Management of the Company has determined that a material weakness existed in the Company’s internal control over financial reporting at July 5, 2015 and October 4, 2015. A material weakness is a deficiency, or combination of control deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected on a timely basis. As such, the Company will in its Form 10-Q/A for the period ended July 5, 2015 revise its prior disclosure pertaining to its evaluation of the effectiveness of the Company’s disclosure controls and procedures and describe the steps the Company is taking and plans to take to remediate such material weakness.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On November 4, 2015, Jerome D. Brady, who has served as a Class II director of the Company since April 2003, informed the Board of Directors that he would be retiring from the Board on December 31, 2015.

(d) On November 4, 2015, the Board of Directors voted to appoint Dr. Helmuth Ludwig as a Class II director effective January 1, 2016 to fill the vacancy that will be created by Mr. Brady’s retirement. Dr. Ludwig is currently Executive Vice President and Chief Manufacturing Officer at Siemens’ PLM Software Division. Prior to assuming his current role, he was CEO of Siemens’ Industry sector for North America, overseeing sales of over $5 Billion and 15,000 employees. When Siemens acquired PLM Software in 2007, Ludwig was appointed President and is credited for having successfully led the integration of the organization’s 50 legal entities and multiple facilities across 26 countries. Earlier in his career, Dr. Ludwig held a number of international assignments at Siemens in Europe, Latin America and Asia.

It is expected that Mr. Ludwig will be appointed to the audit and nominating and corporate governance committees.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release regarding Earnings, Dated November 9, 2015
99.2	Third Quarter 2015 Investor Review Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015                     CIRCOR INTERNATIONAL, INC.

/s/ Rajeev Bhalla
By:     Rajeev Bhalla

Title:	Executive Vice President and Chief Financial Officer